Exhibit 10.1

                             Dated 4th August, 2006

                           (1) AUTO DATA NETWORK, INC

                            (2) AFTERSOFT GROUP, INC

                      (3) AFTERSOFT DEALER SOFTWARE LIMITED

                        --------------------------------

                              SHARE SALE AGREEMENT
                     relating to EXP DEALER SOFTWARE LIMITED
                        --------------------------------

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                              SHARE SALE AGREEMENT

Date:                      4  August 2006

Parties:

1. AUTO DATA NETWORK, a corporation whose office is at 712 Fifth Avenue, New York, NY, 10019 (the "Vendor"); and

2. AFTERSOFT GROUP, INC, a corporation whose office is at Savannah House, 11-12 Charles II Street, London, UK SW1Y 4QU (the "Parent"); and

3. AFTERSOFT DEALER SOFTWARE LIMITED, a corporation. whose office is at Savannah House, 11-12 Charles II Street, London, UK SW1Y 4QU (the "Purchaser")

Operative provisions:

1.    Interpretation

         In this Agreement the following words and expressions have the following meanings:

            "Agreed Form" means the form agreed between the parties on or prior to the date of this Agreement and initialled for the purpose of identification by the respective parties;

            "Business Day" means a day (other than a Saturday or a Sunday) on which banks generally are open for business in London;

            "CA" means the Companies Act 1985;

            "Companies Acts" means the CA, the former Companies Acts (within the meaning of CAs 735 (1) and the Companies Act 1989;

            "Company" means EXP Dealer Software Limited, Company No 5551033;

            "Completion" means the taking by each Party of the action to be taken by that Party pursuant to Clause 5;

            "Completion Date" means a day on or before 25th August 2006;

            "Consideration Shares" means 28,000,000 shares of common stock in the Parent;

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            "Disclosure Documents" the bundle of documents initialled on behalf of the Vendor and the Parent and the Purchaser for the purposes of identification and delivered with the letter referred to in the definition of "Disclosure Letter";

            "Disclosure Letter" means the letter of even date herewith from the Vendor to the Parent and the Purchaser specifying exceptions to the Warranties and the Disclosure Documents, if any;

            "Encumbrance" means any (other than by virtue of this Agreement) interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement;

            "FA" means a Finance Act;

            "ICTA" means the Income and Corporation Taxes Act 1988;

            "Intellectual Property" means any patent, patent application, know-how, trade mark, trade mark application, trade name, registered design, copyright or other similar industrial or commercial right;

            "Service Agreements" means the employment agreements between each of the Vendor and the Company to be entered into on Completion;

            "Shares" means the entire issued share capital in the Company as set out in Schedule 1;

            "subsidiary" shall have the meaning assigned to it in CA s. 736;

            "Taxation" means all forms of taxation, duties, imposts and levies whatsoever, and wherever or whenever imposed;

            "Warranties" means the warranties and representations by the Vendor in Clause 6 and Schedule 2;

1.2 All references in his Agreement to a statutory provision shall be construed as including references to:

      1.2.1 any statutory modification, consolidation or re-enactment (whether before or after the date of this Agreement) for the time being in force;

      1.2.2 all statutory instruments or orders made pursuant to a statutory provision; and

      1.2.3 any statutory provisions of which a statutory provision is a consolidation, re-enactment or modification.

1.3 Any reference in this Agreement to the Vendors includes their respective personal representatives.

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      1.4   A reference in this Agreement to SSAP shall be a reference to a statement of standard accounting practice adopted by the Accounting Standards Board Limited.

      1.5 Clause headings in this Agreement are for ease of reference only and do not affect the construction of any provision.

2     Agreement for sale

Subject to the terms and conditions of this Agreement the Vendor shall sell or procure the sale with full title guarantee and the Purchaser shall purchase the Shares, free from all liens, charges and encumbrances and with all rights attaching to them, with effect from the Completion Date.

3     Purchase consideration

3.1   The purchase consideration for the Shares shall be:

      3.1.1 the issue by the Parent and transfer to the Vendor on behalf of the Purchaser, of the Consideration Shares.

3.2 The Consideration Shares shall be fully paid, non assessable shares of common stock of the Parent and shall rank pari passu with all other common stock of the Parent in issue at the date of issue of the Consideration Shares save as regards any dividend declared or paid by reference to a record date which is prior to such issue date.

3.3 The Vender agrees with the Parent and the Purchaser:

            3.2.1 that the Vendor will not dispose of any of his Consideration
                  Shares other than in accordance with SEC Regulations and any other laws and regulations applicable to the trading of such shares.

4     Completion

4.1 Completion shall take place on the Completion Date at such location as the parties may agree.

4.2   At Completion the Vendor shall deliver to the Purchaser:

      4.2.1 duly completed and signed transfers in favor of the Purchaser or as it may direct of the Shares together with the relative share certificates;

      4.2.2 the Disclosure Letter;

      4.2.3 the statutory books and Certificate of Incorporation of the Company;

4.3   At Completion a board meeting of the Company shall be held at which:

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      4.3.1 such persons as the Purchaser may nominate shall be appointed additional directors and company secretary with immediate effect;

4.5   Conduct pending Completion

The Vendor hereby undertakes to the Parent and the Purchaser that in the period prior to Completion:

      4.5.1 the business of the Company will be carried on as a going concern in the normal course;

      4.5.2 no physical assets of the Company shall be removed from the premises of the Company save in the ordinary course of normal day to day trading;

      4.5.3 it will use its best endeavours to maintain the trade and trade connections of the Company;

      4.5.4 all debts which the Company incurs in the normal course of the business will be settled within the applicable periods of credit;

      4.5.5 it shall promptly give to the Purchaser full details of any material changes in the business, financial position and/or assets of the Company;

      4.5.6 the Company shall maintain in force policies of insurance with limits of indemnity at least equal to, and otherwise on terms no less favourable than, those policies of insurance currently maintained by them;

      4.5.7 no amendment shall be made to any pension arrangements;

      4.5.8 the Company shall not:

            (a) enter into, modify or agree to terminate any material contract (other than in the ordinary course of business) or incur any capital expenditure in excess of (pound)10,000 on any individual item;

            (b) appoint or employ any new employees, workers or consultants at an annual salary or rate of remuneration in excess of (pound)20,000;

            (c) alter materially, or agree to alter materially, the terms and conditions of employment (including benefits) of any of its employees or workers, nor dismiss any of its employees or workers and the Vendor shall not directly or indirectly induce or endeavour to induce any of such employees or workers to terminate their employment prior to Completion;

            (d) dispose of any material assets used or required for the operation of the business of the Company (otherwise than in the ordinary course of business) or enter into any other transaction otherwise than in the ordinary course of business;

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            (e)   create any Encumbrance over any of its assets or its
                  undertaking nor, otherwise than in the ordinary course of business, give any guarantees or indemnities in respect of any third party;

            (f) institute, settle or agree to settle any legal proceedings relating to the business of the Company, save for debt collection in the ordinary course of business;

            (g) grant or modify or agree to terminate any rights or enter into any agreement relating to Intellectual Property or otherwise permit any of its rights relating to Intellectual Property to lapse;

            (h) incur any liabilities to the Vendors and the Vendor shall incur any liabilities to the Company, other than trading liabilities incurred in the ordinary course of business; or

provided that the Vendos and the Company shall be entitled to do any of the things specified in sub-clause 4.5.8 with the prior written consent of the Purchaser.

5     Warranties by the Vendor

5.1 The Vendor warrants to the Purchaser that, save as disclosed in the Disclosure Letter, if at all, the Warranties set out in Schedule 2 are true and accurate in all material respects and that all facts contained in the Disclosure Letter are true and there are no material facts known to the Vendor which are inconsistent with any Warranty and which have not been disclosed by the Vendor in the Disclosure Letter. The Vendor shall have no liability to the extent that the circumstances, facts or events giving rise to any claim are set out or referred to in or annexed to this Agreement or the Disclosure Letter.

5.2   Each of the Warranties is without prejudice to any other Warranty.

5.3 The rights and remedies of the Parent and the Purchaser in respect of any breach of the Warranties shall not be affected by completion of the purchase of the Shares, by any failure to exercise or delay in exercising any right or remedy unless a specific and duly authorised written waiver or release shall have been given by the Purchaser.

5.4 The Vendor shall have no liability in respect of any claims in respect of the Warranties unless the total loss sustained in respect of all of those claims (when aggregated with any losses sustained any under previous claims) shall exceed (pound)75,000 and in computing such aggregate, any claim under which the loss sustained does not exceed (pound)5,000 shall be ignored.

5.5 The Parent and the Purchaser shall not make any claim in respect of the Warranties against the Vendor unless made in writing in reasonably detailed form within twelve months after the Completion Date, except in the case of fraud.

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5.6   The aggregate liability of the Vendor in respect of all claims in respect of the Warranties shall not in any event exceed (pound)350,000.

5.7 The Vendor shall be under no liability in respect of any matters resulting from a change in accounting or in Taxation policy or practice of the Parent or the Purchaser or any company including the method of submission of Taxation returns introduced, or the making of any claim, election, surrender, disclaimer notice or consent, since or having effect after Completion.

5.8 If the Parent, the Purchaser or any Company shall receive any claim ("a Third Party Claim") which shall be made by a third party against any company, which might constitute or give rise to a liability pursuant to this Agreement, the Purchaser shall (subject to being indemnified and secured to its reasonable satisfaction against all reasonable costs and expenses for which it or any Company may become liable):

            5.9.1 take such action as the Vendor may reasonably request to avoid, dispute, resist, appeal, compromise or defend or mitigate any such Third Party Claims;

            5.9.2 not make any admission of or settle or compromise any liability which the Company may have in relation to the Third Party claim without the prior written consent of the Vendor, such consent not to be unreasonably withheld or delayed;

5.9 The Parent and the Purchaser each acknowledge that it is entering into this Agreement in reliance on no warranty, representation or undertaking save as specifically set out in this Agreement.

5.10 The amount of any successful claim against the Vendor shall be deemed to constitute a reduction in the Consideration.

6     Warranties by the Parent and the Purchaser

6 The Parent and the Purchaser jointly and severally warrant to the Vendor that:

      6.1 The Parent will prior to the issue of the Consideration Shares duly authorise the issue of the Consideration Shares;

      6.2 Each of the Parent and the Purchaser is a corporation duly organised and validly existing and in good standing under the laws of its jurisdiction of incorporation and has power and authority and all material licences and permits necessary to carry on its business and to own its assets. Each of the Parent and the Purchaser has all requisite legal and corporate power, and has taken all requisite corporate action to execute and deliver this Agreement and to carry out and perform all of its obligations under this Agreement. The Parent will by the relevant issue date have taken all requisite corporate action necessary to issue the Consideration Shares to be issued on such issue date in accordance with this Agreement. This Agreement constitutes the legal, valid and binding obligations of each of the Parent and the Purchaser, enforceable each in accordance with its terms, except (i) as may be limited by applicable bankruptcy, insolvency or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof, and the issue of the Consideration Shares by the Parent will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate Incorporation or Bylaws of either the Parent or the Purchaser or any indenture, mortgage, lease or other material agreement or instrument of the Parent or the Purchaser or, so far as it is aware but without prejudice to any other provision of this Agreement, any statute, law, rule or regulation or any state or federal order, judgement or decree.

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      6.3   The Consideration Shares when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issue and delivery of the Consideration Shares is not subject to pre-emptive or any other similar rights of the stockholders of the Parent or the Purchaser or any liens or encumbrances. The issue and delivery of the Consideration Shares and the compliance by the Parent with its obligations under this Agreement will be in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and the Securities Exchange Act of 1934 as amended and the rules and regulations promulgated thereunder and with the rules and regulations of any stock market on which its common stock may be listed.

      6.4 No consent, approval, order or authorisation of, or registration, qualification, designation, declaration or filing with, any federal, state, local, governmental authority inside or outside the United States of America on the part of the Parent is required in connection with the consummation of the transactions contemplated by this Agreement;

      6.5 The Parent shall use its best endeavours to arrange for the registration with the SEC of the Consideration Shares in a timely fashion promptly upon request by the Vendor; and

      6.6 Each of the Parent and the Purchaser has done and will do all such things, and has not failed to do and will not omit to do anything, including, without limitation, in relation to compliance with filing and other duties under the Securities and Exchange Act 1934 and rules and regulations thereunder, as may be necessary to enable the Parent and the Purchaser to comply with its obligations under this Agreement and to enable the issue and delivery and sale of the Consideration Shares in accordance with the Agreement.

7     Restrictive Agreement

7 For the purpose of assuring to the Parent and the Purchaser the full benefit of the business and goodwill of the Company, the Vendor undertakes by way of further consideration for the obligations of the Parent and the Purchaser under this Agreement as separate and independent agreements that the Vendor will not:

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            7.1 at any time after the Completion Date disclose to any person or itself use for any purpose, and shall use all reasonable endeavours to prevent the publication or disclosure of, any information concerning the business, accounts or finances of the Company or any of its clients' or customers' transactions or affairs which may, or may have, come to it's knowledge;

            7.2 for a period of two years after the Completion Date either on it's own account or for any other person directly or indirectly solicit, interfere with or endeavour to entice away from the Company any person who to Vendor's knowledge is now or has during the twelve months preceding the date of this Agreement been a client, customer or employee of, or in the habit of dealing with, the Company.

            7.3 for a period of two years after the Completion Date either on Vendor's own account or for any other person be engaged in any business which competes with the business carried on the Company at the Completion Date provided that this Clause shall not prohibit an investment of less than 5% in the shares of any company whose shares are listed on a recognised stock exchange.

8     General

8.1 No announcement of any kind shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties. Any announcement by either party shall in any event be issued only after prior consultation with the other party.

8.2 This Agreement shall be binding upon each party's successors and assigns and personal representatives (as the case may be) but none of the rights of the parties under this Agreement or the Warranties may be assigned or transferred.

8.3 Save where expressly otherwise provided, all expenses incurred by or on behalf of the parties, including all fees or agents, representatives, solicitors, accountants and actuaries employed by any of them in connection with the negotiation, preparation or execution of this Agreement shall be borne solely by the party who incurred the liability and the Company shall not have any liability in respect of them.

8.4 Time shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may by agreement in writing between or on behalf of the Vendor and the Parent and the Purchaser be substituted for them.

8.5 Any notice required to be given by any of the parties under this Agreement may be sent by first class post (or air mail if overseas) to the address of the addressee as set out in this Agreement or to such other address as the addressee may from time to time have notified for the purpose of this clause. Communications sent by airmail postage shall be deemed to have been received six Business Days after posting. In proving service by post it shall only be necessary to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this clause.

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8.6 The Parent and the Purchaser hereby irrevocably appoints the Parent's and the Purchaser's Solicitors as its agent for service of process in England in relation to any matter arising out of this Agreement or any other agreement or undertaking entered into pursuant to or in connection with this Agreement.

8.7 This Agreement shall be governed by English law and the parties hereby submit to the non-exclusive jurisdiction of the English courts.

AS WITNESS the hands of the parties hereto or their duly authorised representatives on the date set out above.

SIGNED by AUTO DATA NETWORK, INC.              /s/ Lee Cole
                                               ------------

for and on behalf of AFTERSOFT GROUP, INC.     /s/ Simon Chadwick
                                               ------------------

for and on behalf of AFTERSOFT DEALER          /s/ Simon Chadwick
                                               ------------------
SOFTWARE LIMITED

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                                   SCHEDULE 1

                     Details of EXP Dealer Software Limited

Company number:         5551033

Date of incorporation:  1st September, 2005

Share capital:
         Authorised:    (pound)200,000  divided into 20,000,000 Ordinary
                        Shares of 1p each

         Issued:        10,000,000  Ordinary Shares of 1p each

Shareholders:           Auto Data Network, Inc     10,000,000 shares of 1p each

Registered office:      Savannah House
                        11-12 Charles II St
                        London, SW1Y 4QU
                        United Kingdom

Directors:              Simon Chadwick

Secretary:              Colante Limited

Subsidiaries:           Distal Enterprises Limited
                        MMI Automotive Limited
                        Anka Design Limited

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                                   SCHEDULE 2

                                   Warranties

1.    Corporate Matters

      1.1 The information relating to the Company contained in Schedule 1 is true.

      1.2 The Shares constitute the entire issued and allotted share capital of the Company (other than shares owned by the Purchaser).

      1.3 There are no agreements or arrangements in force, other than this Agreement, which grant to any person the right to call for the issue, allotment or transfer of any share or loan capital of the Company.

      1.4 Save for immaterial errors the register of members and other statutory books of the Company have been properly kept and contain an accurate and complete record of the matters with which they should deal; and no notice or allegation, that any of them is incorrect or should be rectified, has been received.

      1.5 All returns, particulars, resolutions and documents required by the Companies Act 1985 to be filed with the Registrar of Companies in respect of the Company have been duly filed and were correct.

2.    Accounting Matters

            All the accounts, books, ledgers, and other financial records of the Company are in its possession and have been maintained.

3.    Financial Matters

      3.1   The Company has no capital commitments outstanding.

      3.2 The Company has not paid or declared any dividend or made any other payment which is, or is treated as, a distribution for the purposes of ICTA Part VI and Chapter II.

      3.3 The Company has not repaid, or become liable to repay, any indebtedness in advance of its stated maturity.

      3.4 There are no liabilities (including contingent liabilities) which are outstanding on the part of the Company other than those incurred in the ordinary course of trading.

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      3.5   None of the facilities available to the Company is dependent on the guarantee or indemnity of, or any security provided by, a third party.

      3.6 There is not now outstanding in respect of the Company any guarantee, or agreement for indemnity or for suretyship, given by, or for the accommodation of, the Company.

      3.7 The amounts now due from debtors will be recoverable in full in the ordinary course of business, and in any event not later than twelve weeks from the date of this Agreement.

      3.8 There is not now outstanding in respect of the Company any guarantee, or agreement for indemnity or for suretyship, given by, or for the accommodation of, the Company.

4.    Taxation Matters

      4.1 All returns, computations and payments which should be, or should have been, made by the Company for any Taxation purpose have been made within the requisite periods and are up-to-date, correct and on a proper basis and none of them is, or is likely to be, the subject of any dispute with the Inland Revenue or other Taxation authorities.

      4.2 The Company has duly deducted and accounted for all amounts which it has been obliged to deduct in respect of Taxation and, in particular, has properly operated the PAYE system, by deducting tax, as required by law, from all payments made, or treated as made, to its employees or former employees, and accounted to the Inland Revenue for all tax so deducted and for all tax chargeable on benefits provided for its employees or former employees.

      4.3 The Company is not, nor will become, liable to pay, or make reimbursement or indemnity in respect of, any Taxation (or amounts corresponding thereto) in consequence of the failure by any other person (not being a group company) to discharge that Taxation within any specified period or otherwise, where such Taxation relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) on or prior to the date of this Agreement.

      4.4 The Company has not incurred or is, or has become, liable to incur expenditure which will not be wholly deductible in computing its taxable profits except for expenditure on the acquisition of an asset to be held otherwise than as stock-in-trade.

      4.5 The Company has not made or agreed to make, a surrender of, or claim for, group relief pursuant to ICTA Pt X Ch IV (group relief) or is liable to make or entitled to receive a payment for group relief otherwise than to or from another group company.

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      4.6   The execution or completion of this Agreement will not result in any profit or gain deemed to accrue to the Company for Taxation purposes.

      4.7 The Company has not in the six years ending on the date of this Agreement carried out, or been engaged in, any transaction or arrangement in respect of which there may be substituted for the consideration given or received by such Company a different consideration for Taxation purposes.

      4.8 The Company has duly registered and is a taxable person for the purpose of value added tax and has not applied for treatment as a member of a group.

5.    Trading Matters

      5.1 The business of the Company has been continued in the ordinary and normal course.

      5.2 The Company is not, nor has agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association.

      5.3 The Company is not engaged in any litigation or arbitration proceedings, as claimant or defendant; there are no such proceedings pending or threatened, either by or against the Company.

      5.4 There is no dispute with any revenue or other official department in the United Kingdom or elsewhere, in relation to the affairs of the Company, and there are no facts which may give rise to any such dispute.

      5.4 There are no claims pending or threatened, or capable of arising, against the Company, by an employee or workman or third party, in respect of any accident or injury, which are not fully covered by insurance.

      5.5 The Company has conducted and is conducting its business in all material respects in accordance with all applicable laws and regulations, whether of the United Kingdom or elsewhere.

      5.6   No power of attorney given by the Company is in force.

      5.7 The Company is not a party to any contract or arrangement which is not of an entirely arm's length nature.

      5.8 There are no outstanding authorities (express or implied) by which any person may enter into any contract or commitment to do anything on behalf of the Company.

      5.9 The Company is not, nor will with the lapse of time become in default in respect of any obligation or restriction binding upon it.

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6     Employment Matters

      6.1 Full particulars of the identities, dates of commencement of employment, or appointment to office, and terms and conditions of employment of all the employees and officers of the Company, including without limitation profit sharing, commission or discretionary bonus arrangement have been advised to the Purchaser.

      6.2 The Company is not bound or accustomed to pay any monies other than in respect of remuneration, or emoluments of employment, or pension benefits, to, or for the benefit of, any officer or employee of the Company.

      6.3 The Company is not under any legal or moral liability or obligation, or a party to any ex-gratia arrangement or promise, to pay pensions, gratuities, superannuation allowances, or the like, or otherwise to provide 'relevant benefits' within the meaning of ICTA s 612, to or for any of its past or present officers or employees or their dependants; and there are no retirement benefit, or pension or death benefit, or similar schemes or arrangements in relation to, or binding on, the Company or to which the Company contributes.

7.    Asset Matters

      7.1 The Company owns and has good and marketable title to all assets purported to be held by it.

      7.2 The plant, machinery, equipment, vehicles and other equipment used in connection with the business of the Company:

            7.2.1 are in a good and safe state of repair and condition and satisfactory working order and have been regularly and properly maintained;

            7.2.2 are the absolute property of the Company, save for those items in respect of which the outstanding payments do not exceed (pound)5,000;

            7.2.3 are not expected to require replacements or additions at a cost in excess of (pound)10,000 within six months from the date of this Agreement;

            7.2.4 are all capable, and (subject to normal wear and tear) will remain capable, throughout the respective periods of time during which they are each written down to a nil value in the accounts of the Company (in accordance with the normal recognised accountancy principles consistently applied prior to the date of this Agreement), of doing the work for which they were designed or purchased.

      7.3 All the stock-in-trade of the Company, and those of its other assets and undertakings which are of an insurable nature, are, and have at all material times been, insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against by persons carrying on the same business as that carried on by the Company.

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      7.4   The Company is now, and has at all material times been, adequately covered against accident, damage, injury, third party loss (including product liability) loss of profits and other risks normally insured against by persons carrying on the same business as that carried on by the Company.

      7.5 All insurances are currently in full force and effect, and nothing has been done or omitted to be done which could make any policy or insurance void or voidable, or which is likely to result in an increase in premium.

      7.6 No claim is outstanding, or may be made, under any of the insurance policies and no circumstances exist which are likely to give rise to a claim.

8.    Property Matters

      8.1 The Company has good and marketable title to all of its properties which comprise all the estate or interests of the Company in any land or premises.

      8.2 The Company has in its possession or under its control all duly stamped deeds and documents which are necessary to prove title to each of such properties.

      8.3 The Company has duly and punctually performed and observed all covenants, conditions, agreements, statutory requirements, planning consents, by-laws, orders and regulations affecting any of such properties, and no notice of any breach of any such matter has been received.

      8.4 The use of each of such properties is the permitted use for the purposes of the Town & Country Planning Acts.

      8.6 Such properties have at all times been held by the Company as investments and not trading stock.

9.    Intellectual Property Rights and Trade Secrets

      9.1 All Intellectual Property rights used or acquired by the Company in connection with its business are in full force and effect and are vested in and beneficially owned by it.

      9.2 No right or licence has been granted to any person by the Company to use in any manner or to do anything which would or might otherwise infringe any of the Intellectual Property rights referred to above; and no act has been done or omission permitted by the Company whereby they or any of them have ceased or might cease to be valid and enforceable.

      9.4 The business of the Company (and of any licensee under a licence granted by the Company) as now carried on does not and is not likely to infringe any Intellectual Property right of any other person (or would not do so if the same were valid) or give rise to a liability to pay compensation pursuant to the Patents Act 1977 Sections 40 and 41 and all licences to the Company in respect of any such Right are in full force and effect.

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      9.5   The Company has not (otherwise than in the ordinary and normal course of business) disclosed or permitted to be disclosed or undertaken or arranged to disclose to any person other than the Purchaser any of its know-how, trade secrets, confidential information, price lists or lists of customers or suppliers.

      9.6 The Company is not a party to any secrecy agreement or agreement which may restrict the use of disclosure of information.

      9.7 Nothing has been done or omitted by the Company which would enable any licensee under a licence granted by the Company to be terminated or which in any way constitutes a breach of terms of any licence.

10.   General Matters

      10.1 So far as the Vendor are aware, all information given by the Vendor, or the Vendor's accountants to the Purchaser, or the Purchaser's accountants relating to the business, activities, affairs, or assets or liabilities of the Company was, when given, and is now accurate and comprehensive in all respects.

      10.2 To the best of the Vendor's knowledge, there are no material facts or circumstances, in relation to the assets, business or financial condition of the Company, which have not been fully and fairly disclosed in writing to the Purchaser and which, if disclosed, might reasonably have been expected to affect the decision of the Purchaser to enter into this Agreement.

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